[Letterhead of ComVest Capital, LLC]

May 19, 2009

ClearPoint Business Resources, Inc.
1600 Manor Drive, Suite 110
Chalfont, PA  18914

Re:  Waiver Letter

Dear Sirs:

Reference is made to the Revolving Credit and Term Loan Agreement dated as of June 20, 2008 (the “Agreement”) by and between ComVest Capital, LLC (the “Lender”) and ClearPoint Business Resources, Inc. (the “Borrower”).

On the date hereof, there exist Events of Default under the Agreement consisting of the failure to pay certain principal installments required under the Term Note issued pursuant to the Agreement.  The Lender hereby waives such Events of Default, provided that the Lender reserves the right to collect, at a later time (but not later than the maturity date under the Agreement), the increased interest that the Lender was permitted to charge during the continuance of such Events of Default.

The foregoing waiver is effective only in this specific instance, and is not to be construed as a waiver of (or agreement to waive) any other Event of Default which may exist or arise.

Very truly yours,

COMVEST CAPITAL, LLC

By:	/s/ Robert Capalbo
Name: Robert Capalbo
Title: SVP

Acknowledged, Confirmed and Agreed To:

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ John G. Phillips
Name: John G. Phillips
Title: CFO